SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2010

______________________________

BROOKLINE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer Identification No.)

160 Washington Street, Brookline, Massachusetts	02447-0469
(Address of principal executive offices)	(Zip Code)

(617) 730-3500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

The joint press release issued by Brookline Bancorp, Inc. (the “Company”) and First Ipswich Bancorp (“First Ipswich”) is furnished herewith as Exhibit 99.1. In addition, on October 27, 2010, the Company posted an investor package regarding the Merger to its website.  A copy of the investor package is furnished herewith as Exhibit 99.2.

Item 8.01   Other Events.

On October 27, 2010, Brookline Bancorp, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of October 27, 2010 (the “Merger Agreement”), by and among the Company, Clam Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), and First Ipswich Bancorp (“First Ipswich”), which provides for the merger of Merger Sub with and into First Ipswich (the “Merger”). Under the terms of the Merger Agreement, First Ipswich shareholders will receive $8.10 per share in cash. Completion of the Merger is subject to a number of customary conditions, including, but not limited to, the approval of the Merger Agreement by First Ipswich shareholders and the receipt of required regulatory approvals.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

99.1    Joint Press Release issued by Brookline Bancorp, Inc. and First Ipswich Bancorp on October 27, 2010*

99.2    Brookline Bancorp, Inc. Investor Package dated October 27, 2010*

*  Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLINE BANCORP, INC.

Date:	October 27, 2010	By:	/s/ Paul R. Bechet
Paul R. Bechet
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit No.	Description

99.1	Joint Press Release issued by Brookline Bancorp, Inc. and First Ipswich Bancorp on October 27, 2010

99.2	Brookline Bancorp, Inc. Investor Package dated October 27, 2010